Materials Prepared for the Special Committee – June 15, 2008
Project Lasso
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Exhibit (c)(4)

PROJECT LASSO
Disclaimer
The following materials were prepared solely for discussion at the meeting of the Special Committee of the Board of Directors of Lasso
(“Lasso” or the “Company”) scheduled for June 15, 2008.  The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen.
Please note that Cowen has been retained by the Special Committee of the Board of Directors of Lasso to render an opinion as to the fairness, from a financial point of view to the holders of the Common Stock, other than Tilman J. Fertitta and any other holders who will become affiliates of, or direct or indirect investors in, Fertitta Holdings, Inc. or Merger Sub, of the consideration to be received by Lasso stockholders in connection with the Transaction (as defined herein).
In preparing this presentation, Cowen has, with your consent, relied upon information provided to Cowen by Lasso and publicly available information.  Cowen has not independently verified any such information, and has relied on it being complete and accurate in all material respects.
Please note that this presentation is based on the business and operations of Lasso as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date.  Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith.
This presentation is subject to the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter and does not constitute a recommendation by Cowen to the Special Committee of the Board of Directors on how to vote with respect to the proposed transaction.

PROJECT LASSO
Table of Contents
I. Executive Summary 2
II. Lasso Overview 7
III. Valuation Analysis 25
A.
Valuation Considerations
B.
Valuation Summary
IV. Appendix 49
A.
Weighted Average Cost of Capital
Page

I. Executive Summary

PROJECT LASSO
Cowen Mandate
Note: Capitalized terms not defined herein have the definitions given them in the draft Agreement.
(a) See pages 27 – 30.
Cowen has been retained by the Special Committee of the Board of Directors of Lasso to render its opinion as to the fairness, from a financial point of view, to the stockholders of Lasso, other than Tilman J. Fertitta and any other holders who will become affiliates of, or direct or indirect investors in, Fertitta Holdings, Inc. or Merger Sub, of the consideration to be received by such stockholders in connection with the Transaction, pursuant to the terms of the Agreement
In connection with its evaluation, Cowen has reviewed, among other things:
A draft of the Agreement received on June 12, 2008, which is the most recent draft made available to Cowen;
Certain publicly available financial and other information for the Company, including equity research, and certain other relevant financial and operating data furnished to Cowen by the
Company’s management;
Certain internal financial analyses, financial forecasts, reports and other information concerning the Company (the “Lasso Management Scenario”) (a) , prepared by the Company’s management;
Discussions Cowen has had with certain members of the Company’s management concerning the historical and current business operations, financial conditions and prospects of the
Company and such other matters Cowen deemed relevant;
Certain operating results of the Company as compared to the operating results of certain publicly traded companies Cowen deemed relevant;
The reported price and trading histories of the shares of the common stock of the Company as compared to the reported price and trading histories of certain publicly traded companies
Cowen deemed relevant;
Certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations Cowen deemed relevant;
Based on the Lasso Management Scenario, the cash flows generated by the Company on a standalone basis to determine the present value of the discounted cash flows
A copy of the Appraisal of Various Landry’s Properties, dated April 30, 2008, prepared by
Snyder Valuation; and
Such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of our opinion

PROJECT LASSO
Transaction Overview
(a)
Lasso proposes to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Tilman J. Fertitta would acquire the issued and outstanding common stock of Lasso that he does not already own through a merger of a subsidiary of Fertitta Holdings, Inc. with and into
Lasso (the “Transaction”)
Lasso stockholders will receive $21.00 per share in cash for each share of Lasso common stock
The offer values Lasso at approximately $1,184.2 million (b) on a fully diluted basis
Structure
Consideration
Value
(a) Based on a draft version of the Agreement received on June 12, 2008, which is the most recent version made available to Cowen.  Capitalized terms not defined herein have the definitions given them in the draft Agreement.
(b) Represents a transaction value based on fully diluted shares outstanding including 15.370 million shares of common stock, 0.775 million shares of restricted stock and 0.333 million shares from option dilution, using the treasury method, per SEC filings and information received from management in June 2008.

PROJECT LASSO
Transaction Summary Statistics
Implied Multiples of Proposed Transaction (US$ in millions, except per share data)
(a) As of June 12, 2008.
(b) Per Lasso 10-Q for the period ended March 31, 2008.
(c) Options outstanding per Lasso management as of June 2008.  Common stock equivalents calculated using the treasury stock method.
(d) Cash and equivalents exclude $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Includes adjustments for excess corporate real estate, the automobile dealership adjoining the corporate headquarters and pending litigation settlements.
(f) As of March 31, 2008.
(g) Adjusted LTM EBITDA includes adjustments for non-recurring pre-opening expense, leap year and non-recurring litigation.
(h) Per Reuters as of June 12, 2008.
(i) EPS estimates per Lasso management as of June 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(j) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Current
(a)
Offer
Assumed Lasso Price per Share $16.36 $21.00
Basic Shares Outstanding
(b)
16.145 16.145
Common Stock Equivalents
(c)
0.220 0.333
Fully Diluted Shares Outstanding 16.364 16.477
Implied Equity Value 267.7 $        346.0 $
Plus: Total Debt
(b)
884.6 884.6
Less: Cash and Equivalents
(b) (d)
(34.6) (34.6)
Less: Valuation Adjustments
(e)
(11.8) (11.8)
Implied Enterprise Value 1,105.9 $     1,184.2 $
Implied Multiple
Statistic Current
(a)
Offer
Enterprise Value as a Multiple of:
(f)
LTM Revenue 1,183.1 $      0.9x 1.0x
Adjusted LTM EBITDA
(g)
185.5 6.0x 6.4x
Stock Price as a Multiple of EPS
2008E EPS (Consensus)
(h)
1.24 $           13.2x 16.9x
2008E EPS (Mgmt.)
(i)
1.31 12.5x 16.0x
2009E EPS (Consensus)
(h)
1.25 13.1x 16.8x
2009E EPS (Mgmt. with Refinancing)
(j)
1.49 11.0x 14.1x
2009E EPS (Mgmt. without Refinancing)
(i)
2.04 8.0x 10.3x

PROJECT LASSO
Offer
Historical Spot Prices Spot $21.00
Spot Prices Prior to June 12, 2008:
1-Day ($16.00) $16.00 31.3%
1-Week ($16.78) 16.78 25.1%
1-Month ($15.52) 15.52 35.3%
3-Months ($17.98) 17.98 16.8%
Historical Spot Prices Prior to January 28, 2008
(a)
:
1-Day ($16.67) $16.67 26.0%
1-Week ($14.79) 14.79 42.0%
1-Month ($19.87) 19.87 5.7%
3-Months ($27.75) 27.75 (24.3%)
Offer
Historical Average Prices Average 21.00 $
Average Prices Prior to June 12, 2008:
1-Week ($16.54) $16.54 27.0%
1-Month ($16.11) 16.11 30.3%
3-Months ($16.39) 16.39 28.1%
Average Prices Prior to January 28, 2008
(a)
:
1-Week ($15.94) $15.94 31.8%
1-Month ($16.67) 16.67 26.0%
3-Months ($21.39) 21.39 (1.8%)
Premiums Analysis
Lasso Offer Price to Spot and Average Stock Prices
Note: Factset, as of June 12, 2008.
(a) Represents pre-affected stock price prior to initial offer.

II. Lasso Overview

PROJECT LASSO
Lasso owns and operates 180
full-service and certain limited-
service restaurants, and select
hospitality and entertainment
properties
77.3% of total 2007 revenue
67.2% of total 2007 EBITDA
2.6% 2007 revenue growth
Lasso Overview
Restaurants
Gaming
Hospitality
Entertainment
Lasso consists of two main
operating divisions: the
restaurant division and the
gaming division
Restaurant Division
22.7% of total 2007 revenue
32.8% of total 2007 EBITDA
14.9% 2007 revenue growth
Gaming Division

PROJECT LASSO
Historical LTM
2004 2005 2006 2007 As of 3/31/08
Total Revenues 783.4 $         877.3 $         1,114.2 $      1,171.9 $      1,183.1 $
Costs and Expenses:
Cost of Sales 219.3             227.8             253.2             259.9             261.6
Labor 225.5             262.8             362.0             379.4             385.2
Other Operating 193.9             217.6             282.0             295.8             298.9
Unit-level Profit 144.8            169.1            217.0            236.8            237.5
General and Administrative 48.0               46.8               50.4               51.0               51.4
Pre-opening 3.0                 3.0                 5.3                 4.0                 3.7
Stock Compensation Expense 0.4                 0.7                 7.6                 4.8                 4.4
EBITDA 93.3              118.7            153.8            177.1            178.0
Depreciation and Amortization 38.1               43.7               56.3               65.7               67.3
EBIT 55.2              75.0              97.5              111.4            110.7
Asset Impairment Expense 1.7                 -                  3.5                 -                  -
Interest 10.5               31.2               49.1               72.3               79.5
Pretax Income 43.0              43.8              44.9              39.0              31.3
Taxes (As Reported) (10.1)             13.7               13.2               14.0               2.8
Net Income from Continuing Operations 53.1 $           30.0 $           31.7 $           25.0 $           28.5 $
Taxes (Adjusted)
(a)
9.4                 14.0               15.1               13.2               10.7
Net Income from Continuing Operations (Adjusted) 33.6 $           29.8 $           29.7 $           25.8 $           20.5 $
Other 13.5               0.0                 (2.4)               (2.2)               21.7
(Income)/Loss from Discontinued Operations (26.9)             (14.8)             55.8               9.2                 9.2
Net Income 47.0 $           44.6 $           (23.7) $         18.9 $           (10.4) $
EPS from Continuing Operations 1.21 $           1.29 $           1.35 $           1.33 $           1.26 $
Average Shares Outstanding 27.8               23.0               22.0               19.4               16.4
Growth:
Total Revenues 12.0% 27.0% 5.2%
EBITDA 27.1% 29.6% 15.2%
Net Income from Continuing Operations 48.1% 8.1% (12.7%)
EPS from Continuing Operations 79.1% 13.0% (1.0%)
Margins:
Unit-level Profit 18.5% 19.3% 19.5% 20.2% 20.1%
EBITDA 11.9% 13.5% 13.8% 15.1% 15.0%
Net Income from Continuing Operations 2.6% 3.4% 2.9% 2.4% 1.7%
Balance Sheet:
Cash
(b)
201.4 $          45.3 $            31.3 $            39.6 $            45.6 $
Total Debt 561.2             817.9             711.2             888.7             884.6
Historical Income Statement (2004 – Q1 2008) (US$ and shares in millions, except per share data)
Historical GAAP Income Statement
Note: Lasso completed the acquisition of the Golden Nugget on September 27, 2005. Excludes discontinued operations.
(a) Taxes normalized at 32.0%.
(b) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.

PROJECT LASSO
Historical Division-Level Contribution and Growth (US$ in millions)
Historical Division-Level Contribution and Growth
Note: Per Lasso management.  No EBITDA adjustments were made to the 2005 and 2006 financials.
(a) Lasso completed the acquisition of the Golden Nugget on September 27, 2005.
(b) In 2005 through the LTM period, pre-opening expense is allocated at the unit-level for the restaurants.
(c) $3.0 million of G&A is allocated to the Golden Nugget, updated from previous assumption in May 2008.  Restaurant G&A includes stock based compensation expense and adjusts for non-recurring pre-opening expense, non-recurring litigation costs and leap year adjustments, where applicable.
LTM % Change % Change
2005 2006 2007 As of 3/31/08 2005-2006 2006-2007
Revenue
Landry's Division 405.4 $         445.4 $         459.6 $         9.9% 3.2%
Saltgrass 152.8 168.8 175.2 10.5% 3.8%
Rainforest Café and T-Rex 253.5 268.7 271.2 6.0% 0.9%
Restaurant Total 811.6 $        882.8 $        906.0 $        918.1 $         8.8% 2.6%
Golden Nugget
(a)
65.6 231.4 265.9 265.0 252.5% 14.9%
Total 877.3 $        1,114.2 $     1,171.9 $     1,183.1 $      27.0% 5.2%
Unit-level Profit
(b)
Landry's Division 75.3 $           80.0 $           81.5 $           6.2% 1.8%
Saltgrass 31.7 35.2 38.0 11.1% 7.7%
Rainforest Café and T-Rex 47.2 47.8 49.5 1.2% 3.4%
Restaurant Total 154.3 $        163.1 $        168.9 $        172.2 $         5.7% 3.6%
Golden Nugget
(a)
11.8 48.7 64.0 61.6 312.2% 31.3%
Total 166.1 $        211.8 $        232.8 $        233.8 $         27.5% 10.0%
Unit-level Profit Margin
Landry's Division 18.6% 18.0% 17.7%
Saltgrass 20.8% 20.9% 21.7%
Rainforest Café and T-Rex 18.6% 17.8% 18.2%
Restaurant Total 19.0% 18.5% 18.6% 18.8%
Golden Nugget (a)
18.0% 21.0% 24.1% 23.2%
Total 18.9% 19.0% 19.9% 19.8%
G&A and Other
(c)
Restaurants 44.1 $           45.3 $
Golden Nugget
(a)
3.0 3.0
Total 47.4 $          58.0 $          47.1 $          48.3 $
Division-level EBITDA
(b)(c)
Restaurants 124.8 $         126.9 $
Golden Nugget
(a)
61.0 58.6
Total 118.7 $        153.8 $        185.8 $        185.5 $

PROJECT LASSO
(70.0%)
(60.0%)
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
20.0%
06/11/07 08/02/07 09/23/07 11/14/07 01/06/08 02/27/08 04/19/08 06/11/08
Lasso Comparable Restaurants Comparable Casino and Gaming S&P 500
Indexed Stock Performance
Restaurant and Casino and Gaming Stock Performance
Note: Factset as of June 12, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

PROJECT LASSO
Restaurant and Gaming Stock Performance Since April 4   Bid
Restaurant and Casino and Gaming Stock Performance Since April 4, 2008
Note: Factset as of June 12, 2008.
(a) “All Restaurants” include: AFC Enterprises, Benihana, BJ’s Restaurants, Bob Evans, Brinker, Buffalo Wild Wings, Burger King, California Pizza Kitchen, Caribou Coffee, Carrols Restaurants Group, CBRL
Group, CEC Entertainment, Cheesecake Factory, Chipotle Mexican Grill, CKE Restaurants, Cosi, Darden, Denny’s Corp., Domino’s Pizza, Einstein Noah Restaurant Group, Jack in the Box, Kona Grill,
Krispy Kreme, Luby’s, McCormick & Schmick’s, McDonald’s, Morton’s, O’Charley’s, P.F. Chang’s, Panera Bread, Papa John’s, Peet’s Coffee & Tea, Red Robin, Rubio’s, Ruby Tuesday, Ruth’s Chris, Sonic,
Starbucks, Steak N Shake, Texas Roadhouse, Tim Hortons, Wendy’s and Yum Brands.
(b) “Lasso Comparable Restaurant Universe” includes: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
(c) “All Casino and Gaming” includes: Ameristar Casinos, Boyd Gaming, Century Casinos, Churchill Downs, Dover Downs, Isle of Capri Casinos, Lakes Entertainment, Las Vegas Sands Corp., MGM Mirage,
Monarch Casino & Resort, MTR Gaming Group, Pinnacle Entertainment, Riviera Holdings, Trump Entertainment and Wynn Resorts.
(d) “Lasso Comparable Casino and Gaming Universe” includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump
Entertainment.
% Change from April 4, 2008
to June 12, 2008
Mean Median
All Restaurants
(a)
(6.3%) (8.5%)
Lasso Comparable Restaurant Universe
(b)
(9.8%) (8.4%)
All Casino and Gaming
(c)
(16.9%) (21.1%)
Lasso Comparable Casino and Gaming Universe
(d)
(20.8%) (24.7%)
th

PROJECT LASSO
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
6/08 10/06 2/05 6/03 10/01 2/00 6/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.1x)
10-year Lasso Average (6.5x)
Historical EBITDA Multiples
Analysis of 10-Year Historical LTM EBITDA Trading Multiples
Lasso has traded at an
average of 6.5x EBITDA
over the past 10 years
Note: Factset as of June 12, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

PROJECT LASSO
Number of Number of
Restaurants Restaurants
Saltgrass Steak House 43 Fish Tales 1
Rainforest Café 27 Fisherman's Wharf 1
Chart House 25 Flying Dutchman 1
Landry's Seafood House 24 Fuddruckers 1
Crab House 7 Gandy Dancer 1
Charley's Crab 5 Grand Concourse 1
Aquarium 4 La Griglia 1
Babin 4 Meriwethers 1
Big Fish 3 Peohe's 1
Cadillac Bar 3 Pesce 1
Grotto 3 Red Sushi 1
Joe's Crab Shack 3 River Crab 1
Take Away 3 Rusty Duck 1
Willie G's 3 Simm's Landing 1
Brenners 2 Tower of the Americas 1
Harlow's 2 T-Rex 1
Vic & Anthony's 2 Yak & Yeti 1
Total 180
Current Restaurant Concepts
Note: Per public filings and discussions with Lasso management as of June 2008.
Units by Concept as of March 31, 2008
Lasso currently operates 34
different restaurant
concepts

PROJECT LASSO
Historical As of
2000 2001 2002 2003 2004 2005 2006 2007 3/31/08
Number of Restaurants:
Landry's Division 41 41 39 41 47 52 44 45 45
The Crab House Division 15 16 13 11 9 11 11 10 10
Chart House Division 0 0 27 26 25 26 26 26 26
C.A. Muer Division 0 0 15 15 15 15 13 12 12
Saltgrass Steak House Division 0 0 27 29 30 32 37 44 44
Rainforest Café Division 27 25 25 26 27 26 31 30 30
T-Rex 0 0 0 0 0 0 0 1 1
Yak & Yeti 0 0 0 0 0 0 0 1 1
Red Sushi 0 0 0 0 0 0 0 0 1
Other NA NA NA NA 0 0 7 7 7
Total (Excluding Joe's) 83 82 146 148 153 162 169 176 177
Annual Growth % (1.2%) 78.0% 1.4% 3.4% 5.9% 4.3% 4.1%
Joe's Crab Shack 105 109 121 138 144 149 10 3 3
Total 188 191 267 286 297 311 179 179 180
Historical and Projected Units by Concept
Unit Ramp Analysis by Concept
Note: Per public filings and discussion with Lasso management.  Certain divisions include select other concepts.

PROJECT LASSO
(4.2%)
(5.7%)
(3.2%)
1.1%
(1.4%)
(6.8%)
0.5%
(1.2%)
2.7%
(0.9%)
(0.8%)
2.2%
3.5%
4.1%
2.0%
0.2%
0.3%
(1.2%)
(0.3%)
0.1%
0.3%
(1.7%)
0.4%
3.5%
(5.4%)
0.3%
(3.1%)
(0.2%)
0.1%
(8.0%)
(6.0%)
(4.0%)
(2.0%)
0.0%
2.0%
4.0%
6.0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1
2001 2002 2003 2004 2005 2006 2007 2008
Same-Store Sales Growth
Lasso Same-Store Sales Growth (Q1 2001 - Q1 2008)
Note: Quarterly same-store sales per Lasso management.  Results for 2005 and after exclude same-store sales for discontinued/sold Joe’s Crab Shack locations.  Results for 2004 and prior include same-
store sales for all Joe’s Crab Shack locations.

PROJECT LASSO
Lasso Income Statement Comparison (US$ and shares in millions, except per share data)
2007 Results vs. Budget vs. Research
Note: Estimates from Wall Street research published April 2, 2007 after the release of selected Q4 2006 data on March 30, 2007.
(a) Per Lasso management version "2007 Update - Flat Case".
2007
2007 2006 Change 2007 Actual vs. Analyst
Actual vs.
Actual Actual vs. 2006 Budget
(a)
Budget Estimate
Analyst Est.
Revenues $1,171.9 $1,114.2 5.2% $1,178.5 (0.6%) $1,243.4 (5.7%)
Gross Margin 22.2% 22.7% (55) bp NA NA 23.4% (118) bp
G&A Ratio 4.8% 5.2% (45) bp 4.2% 51 bp 4.3% 44 bp
Operating Margin 9.5% 8.4% 107 bp 9.0% 54 bp 9.5% 1 bp
Operating Income $111.4 $94.0 18.5% $105.6 5.4% $118.1 (5.7%)
Interest Expense $72.3 $49.1 47.2% $53.6 34.8% $55.6 30.0%
Pretax Margin 3.5% 4.2% (72) bp 4.4% (87) bp 5.0% (150) bp
Net Income $27.3 $34.1 (20.0%) $35.2 (22.5%) $42.5 (35.8%)
Diluted EPS $1.41 $1.55 (9.0%) $1.60 (11.9%) $1.90 (25.8%)
Shares Outstanding 19.4 22.0 (11.8%) 22.0 (11.8%) 22.4 (13.4%)

PROJECT LASSO
Lasso Summary Balance Sheet as of March 31, 2008 (US$ in millions)
Current Balance Sheet
Note: Per Lasso 10-Q for the period ended March 31, 2008.
(a) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
As of
  03/31/08 12/31/07
Liabilities and Stockholders' Equity
Current Liabilities

Accounts Payable
  64.6 $       74.9 $
Accrued Liabilities
  143.6        137.7
Income Taxes Payable
1.6            0.8
Current Portion of Long-term Notes and Other Obligations
  477.2        87.2
Liabilities Related to Discontinued Operations
  3.1            4.0
Total Current Liabilities
  $    690.1 $    304.7
Long-term Notes, Net of Current Portion
407.4 $     801.4 $
Other Liabilities
102.9        80.0
Total Liabilities
  $ 1,200.4 $ 1,186.1
Stockholders' Equity

Common Stock
0.2 $         0.2 $
Additional Paid-in Capital
219.4        218.4
Retained Earnings
  115.7        115.0
Accumulated Other Comprehensive Loss
  (28.0)        (16.6)
Total Stockholders' Equity
  $    307.2 $    316.9
Total Liabilities and Stockholders’ Equity
  $ 1,507.6 $ 1,503.0
As of
03/31/08 12/31/07
Assets
Current Assets
Cash and Cash Equivalents (a) 45.6 $      39.6 $
Accounts Receivable
16.4 24.3
Inventories
34.5 35.3
Deferred Taxes
23.2 21.6
Assets Related to Discontinued Operations
9.4 10.0
Other Current Assets
12.8 12.6
Total Current Assets $    142.0 $    143.5
Property and Equipment
1,252.1 $ 1,250.1 $
Goodwill
18.5 18.5
Other Intangible Assets
39.0 39.1
Other Assets
56.0 51.7
Total Assets
$ 1,507.6 $ 1,503.0

PROJECT LASSO
Description
Initial
Fund Date
Expiration
Date Amount Comments
Restaurant Division
$300 Million Bank Syndicate Credit Facility Dec. 2004 12/28/2009 $    77.0 LIBOR + 150 bps; interest only
9.5% Senior Notes Oct. 2007 12/15/2014      395.7 9.5%; interest only; noteholder put option at 101 from
2/28/2009 to 12/15/2011; upon change-of-control,
must repurchase at 101, Tilman Fertitta is excluded
7.5% Senior Notes Dec. 2004 12/15/2014          4.3 7.5%; interest only; upon change-of-control, must
repurchase at 101, Tilman Fertitta is excluded;
represents portion not tendered in exchange for 9.5%
Senior Notes
Non-recourse Long-term Note Payable
(a) May 2003 May 2010        10.6 9.39% interest
Seller Note NA Nov. 2010          4.0 7.0%; interest paid monthly
Other Long-term Notes NA Varied          0.0 $38,331 at various interest rates; principal and interest paid monthly
Total Restaurant Debt $  491.6
Gaming Division
$50 Million Revolving Credit Facility Jun. 2007 6/30/2013 $    18.0 LIBOR + 200 bps; interest only
$330 Million First Lien Term Loan Jun. 2007 6/30/2014      210.0 LIBOR + 200 bps; 1% of principal paid quarterly
beginning 9/30/2009; no prepayment penalty; Tilman
Fertitta excluded from change-of-control acceleration
$165 Million Second Lien Term Loan Jun. 2007 12/31/2014      165.0 LIBOR + 325 bps; interest only; prepayment allowed
after two years, 2% penalty in year 2, 1% penalty in
years 3 and 4; Tilman Fertitta excluded from change-of-
control acceleration
Total Gaming Debt $  393.0
Total Debt $  884.6
Cash
(b) 34.6
Net Debt 850.0 $
Lasso Debt Overview as of March 31, 2008 (US$ in millions)
Debt Overview
Note: Per Lasso 10-Q as of March 31, 2008.
(a) Represents the mortgage note for the Holiday Inn.
(b) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
Lasso has a number of debt
facilities at both the
restaurant and gaming
divisions

PROJECT LASSO
Research Analyst Comments Rating EPS
BB&T
Barry Stouffer
May 12, 2008
Investors should note that the range of possible results next year is "wide enough to drive a truck through." (March 12, 2008)
In our view, Lasso has taken a lack of transparency to new heights, making earnings forecasting more challenging.  The lack of unit growth means that EPS will be highly sensitive to changes in comps and margins.  We believe this variability will be exacerbated going forward by the Q307 repurchase of roughly 20% of the outstanding stock and given that interest expense will consume about 70% of FY08 operating income in our revised EPS model. (November 14, 2007)
We believe a credible argument could be made that Lasso should trade on the lower en of the industry range based on several factors, including a high degree of leverage, lack of transparency with respect to the performance of the company's various operations, well below-average historical return on assets, limited EPS momentum and poor earnings visibility. (November 14, 2007)
Hold 2008E – $1.02
2008E (prior) – $1.15
2008E (prior) – $1.27
2008E (prior) - $1.39
2009E – $1.15
2009E (prior) - $1.30
CL King
Michael Gallo
May 9, 2008
The primary risk is that Lasso will need to refinance its debt by early 2009 and that the credit markets remain very challenging.  Additionally, Lasso operates in the challenging consumer and restaurant environment. (April 7, 2008)
Lasso noted that it will not provide any guidance for 2008, given the uncertainty of rates and timing of a potential refinancing of its Senior Notes. (March 12, 2008)
Neutral
Strong Buy (prior)
2008E – $1.30
2008E (prior) – $1.50
2008E (prior) – $1.70
2009E – $1.25
2009E (prior) – $1.50
Cowen
Paul Westra
March 11, 2008
Given Lasso's uniquely high capital leverage and business focus
(restaurants/entertainment/gaming), we believe that such diverse interests may be best served in a private entity - at least in the near term or until financial/consumer markets become more stabilized. (January 28, 2008)
As has been typical over the past two years with Lasso, there were many moving parts and charges that will be further clarified on today's 4PM EST conference call...Despite the lack of EPS visibility driven by Lasso's casino reconstructions and debt-refinancings, we nevertheless continue to believe Lasso shares represent compelling value.
(November 8, 2007)
Outperform 2008E – $1.40
2008E (prior) – $1.70
SMH Capital
William Hamilton
May 13, 2008
Because of the potential impact and lack of visibility on timing, management refrained from providing earnings guidance for 2008. (March 12, 2008)
Management has shifted the company's focus away from the lower-end casual dining and toward a blend of high-end restaurants and gaming.  We applaud that move but, in our opinion, the growth strategy going forward is not very clear and a lack of transparency clouds visibility. (November 20, 2007)
The conflicting trends between the restaurant and gaming business, along with the lack of transparency, lead us to believe that there is no compelling reason now to buy or sell the stock. (August 21, 2007)
Neutral 2008E – $1.24
2008E (prior) – $1.60
2008E (prior) – $1.50
2008E (prior) – $1.73
2009E – $1.35
2009E (prior) – $1.64
Current Research Sentiment
Recent Commentary from Lasso Research Coverage
Note: Per Wall Street Research.  Rating and EPS are from the most recent available research report, unless noted as "(prior)".

PROJECT LASSO
47.6%
12.8%
39.6%
Insider Ownership
Top Ten Institutional Holders
Other Holders
Shareholder Class / Owner Shares Options Total % of Total
Direct Insider and Beneficial Ownership
Tilman J. Fertitta 5,731,481           900,000         6,631,481         38.0%
Steven L. Scheinthal 55,800               84,500           140,300           0.8%
Richard H. Liem 38,143               20,000           58,143             0.3%
K. Kelly Roberts 7,856                 4,000             11,856             0.1%
Jeffrey L. Cantwell 4,495                 13,700           18,195             0.1%
Kenneth W. Brimmer 3,713                 8,000             11,713             0.1%
Michael S. Chadwick 3,000                 15,600           18,600             0.1%
Michael H. Richmond 3,000                 9,600             12,600             0.1%
Joe Max Taylor 3,000                 2,800             5,800               0.0%
  Total Insider Ownership 5,850,488         1,058,200     6,908,688       39.6%
Top Ten Institutional Ownership
Deutsche Bank Investment Management, Inc. 1,717,073           -                     1,717,073         9.9%
Dimensional Fund Advisors, Inc. 1,557,740           -                     1,557,740         8.9%
Royce & Associates LLC 1,051,000           -                     1,051,000         6.0%
Columbia Management Advisors, Inc. 876,899              -                     876,899           5.0%
Barclays Global Investors NA (California) 713,078              -                     713,078           4.1%
Peregrine Capital Management, Inc. 652,674              -                     652,674           3.7%
Goldman Sachs Asset Management (US) 602,898              -                     602,898           3.5%
Vanguard Group, Inc. 480,642              -                     480,642           2.8%
American Financial Group Asset Management 356,300              -                     356,300           2.0%
Principal Global Investors LLC 290,448              -                     290,448           1.7%
  Top Ten Institutional Ownership 8,298,752         -                     8,298,752       47.6%
Other Holders 1,995,307         228,319        2,223,626       12.8%
  Total Shares Outstanding 16,144,547
(a)
1,286,519
(b)
17,431,066     100.0%
Summary Ownership Profile
Ownership by Major Classification
Note: Per Factset and Lasso public filings as of June 12, 2008.
(a) Basic shares from 10-Q for the period ended March 31, 2008.
(b) Options outstanding per Lasso management as of June 2008.
Lasso’s ownership is highly
concentrated between the
CEO, Tilman J. Fertitta, and
the top ten institutional
shareholders

PROJECT LASSO
Lasso Three-Year Historical Stock Performance
Lasso Three-Year Historical Stock Price / Volume Chart
Note: Factset as of June 12, 2008.
14.00
16.00
18.00
20.00
22.00
24.00
26.00
28.00
30.00
32.00
34.00
$36.00
06/10/05 11/13/05 04/19/06 09/23/06 02/27/07 08/03/07 01/07/08 06/12/08
0
400
800
1,200
1,600
2,000
(Price) (Volume in 000s)
Current Bid as of
April 4, 2008 =
$21.00

PROJECT LASSO
14.00
15.00
16.00
17.00
18.00
19.00
20.00
21.00
22.00
23.00
$24.00
12/31/07 01/23/08 02/15/08 03/10/08 04/02/08 04/26/08 05/19/08 06/12/08
0
400
800
1,200
1,600
2,000
(Price) (Volume in 000s)
Current bid
announced April
4, 2008 at
$21.00 per
share, a 37.3%
premium to the
prior day stock
price
Initial bid
announced
January 28,
2008
Lasso Year-to-Date Stock Performance
Lasso Year-to-Date Stock Price / Volume Chart
Note: Factset as of June 12, 2008.

PROJECT LASSO
3,594.7
4,051.2
2,475.9
3,675.4
1,543.5
4,523.9
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
< $16.00 $16.00 -
$17.00
$17.00 -
$18.00
$18.00 -
$19.00
$19.00 -
$20.00
$20.00 -
$21.00
> $21.00
(Volume in 000s)
0
Shares Traded at Various Prices
Shares Traded at Various Prices Since January 28, 2008
Note: Factset as of June 12, 2008.

III. Valuation Analysis

A. Valuation Considerations

PROJECT LASSO
Key assumptions in the projections include:
Flat same-store sales from 2008 - 2011 (with flat corresponding restaurant-level margins as well)
Three new Saltgrass Steakhouse units per year from 2009 - 2011
•
New units require $3.0 million of capital expenditures and $250,000 of pre-
opening
•
New units generate $3.0 million of revenue and $450,000 of restaurant-level profit per year (mid-year convention used)
Initial 400-rooms of the new 500-room hotel tower require $158.5 million of capital expenditures and are completed in April 2010
Interest rate assumptions:
•
Based on the terms of the existing debt
•
No refinancing assumptions: $395.7 million Senior Notes remain at 9.5%
through 2011
– However, in select analyses we have evaluated the impact of refinancing the
Senior Notes
Effective tax rate of 32.0%
Lasso Management Scenario Assumptions
Note: Per Lasso management as of June 2008.

PROJECT LASSO
Lasso Management Scenario — Projected Consolidated Income
Statement
Lasso Income Statement (Q1 2008 - 2011) (US$ and shares in millions, except per share data)
Note: Per Lasso management as of June 2008.
(a) Projected interest expense assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(b) Taxes normalized at 32.0%.
(c) Includes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
LTM Projected
As of 3/31/08 2008 2009 2010 2011
Total Revenues 1,183.1 $        1,213.4 $     1,273.5 $     1,330.0 $     1,354.0 $
Costs and Expenses:
Cost of Sales 261.6 271.4 282.2 286.4 289.5
Labor 385.2 393.2 414.0 437.1 445.8
Other Operating 298.9 309.8 324.7 337.2 331.0
Unit-level Profit 237.5 239.0 252.6 269.3 287.6
General and Administrative 51.4 46.9 47.5 47.5 47.5
Pre-opening 3.7 2.3 0.8 0.8 0.8
Stock Compensation Expense 4.4 4.0 3.6 3.6 3.6
EBITDA 178.0 185.8 200.8 217.4 235.8
Depreciation and Amortization 67.3 74.2 76.7 83.8 87.3
EBIT 110.7 111.6 124.1 133.6 148.5
Interest (a)
79.5 80.0 75.0 79.1 76.4
Pretax Income 31.3 31.6 49.1 54.5 72.1
Taxes (As Reported) 2.8 - - - -
Net Income from Continuing Operations 28.5 $             31.6 $          49.1 $          54.5 $          72.1 $
Taxes
(b)
10.7 10.1 15.7 17.4 23.1
Net Income from Continuing Operations 20.5 $             21.5 $          33.4 $          37.1 $          49.0 $
Other 21.7 - - - -
(Income)/Loss from Discontinued Operations 9.2 1.8 1.8 - -
Net Income (10.4) $            19.6 $          31.5 $          37.1 $          49.0 $
EPS from Continuing Operations 1.26 $             1.31 $          2.04 $          2.26 $          2.99 $
Average Shares Outstanding 16.4 16.4 16.4 16.4 16.4
Growth:
Total Revenues 3.5% 5.0% 4.4% 1.8%
EBITDA 4.9% 8.0% 8.3% 8.4%
Net Income from Continuing Operations (16.8%) 55.4% 11.0% 32.2%
EPS from Continuing Operations (1.4%) 55.4% 11.0% 32.2%
Margins:
Unit-level Profit 20.1% 19.7% 19.8% 20.2% 21.2%
EBITDA 15.0% 15.3% 15.8% 16.3% 17.4%
Net Income from Continuing Operations 1.7% 1.8% 2.6% 2.8% 3.6%
Balance Sheet:
Cash (c)
45.6 $              23.0 $           26.8 $           80.7 $           149.7 $
Total Debt 884.6 921.5 931.1 919.1 882.1

PROJECT LASSO
Projected
2008 2009 2010 2011
Total Revenues 948.7 $            983.5 $            988.0 $            997.0 $
Costs and Expenses:
Cost of Sales 256.9                266.4                267.6                270.0
Labor 283.8                294.2                295.5                298.2
Other Operating 230.2                240.4                241.6                244.1
Unit-level Profit 177.7               182.6               183.3               184.6
General and Administrative
(a)
43.9                  44.5                  44.5                  44.5
Pre-opening 2.3                     0.8                     0.8                     0.8
Stock Compensation Expense 4.0                     3.6                     3.6                     3.6
EBITDA 127.6               133.8               134.4               135.8
Depreciation and Amortization 51.4                  52.1                  52.7                  53.2
EBIT 76.2                 81.6                 81.8                 82.6
Interest
(b)
44.2                  41.3                  38.0                  34.3
Pretax Income 32.0                 40.4                 43.8                 48.3
Taxes
(c)
10.2                  12.9                  14.0                  15.5
Net Income from Continuing Operations 21.8 $              27.4 $              29.8 $              32.9 $
(Income)/Loss from Discontinued Operations 1.8                     1.8                     -                      -
Net Income 19.9 $              25.6 $              29.8 $              32.9 $
Growth:
Total Revenues 4.7% 3.7% 0.5% 0.9%
EBITDA 9.9% 4.8% 0.5% 1.0%
Net Income from Continuing Operations (11.5%) 26.0% 8.6% 10.2%
Margins:
Unit-level Profit 18.7% 18.6% 18.5% 18.5%
EBITDA 13.5% 13.6% 13.6% 13.6%
Net Income from Continuing Operations 2.3% 2.8% 3.0% 3.3%
Balance Sheet:
Cash 3.0 $                 6.8 $                 60.7 $               128.8 $
Total Debt 462.9                410.2                400.0                400.0
Lasso Management Scenario — Projected Restaurant Income
Statement
Projected Income Statement (2008 - 2011) — Restaurant Division (US$ in millions)
Note: Per Lasso management as of June 2008.
(a) $3.0 million of G&A is allocated to the Golden Nugget, updated from previous assumption in May 2008.
(b) Projected interest expense assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(c) Taxes normalized at 32.0%.

PROJECT LASSO
Lasso Management Scenario — Projected Gaming Division
Income Statement
Projected Income Statement (2008 - 2011) — Gaming Division (US$ in millions)
Note: Per Lasso management as of June 2008.
(a) $3.0 million of G&A is allocated to the Golden Nugget, updated from previous assumption in May 2008.
(b) Taxes normalized at 32.0%.
(c) Includes $11.0 million in mandatory cash that is physically held on premises at the Golden Nugget properties.
Projected
2008 2009 2010 2011
Total Revenues 264.7 $           290.0 $           342.0 $           357.0 $
Costs and Expenses:
Cost of Sales 14.5 15.9 18.8 19.5
Labor 109.4 119.8 141.6 147.6
Other Operating 79.6 84.3 95.6 86.9
Unit-level Profit 61.2 70.0 86.0 103.0
General and Administrative
(a)
3.0 3.0 3.0 3.0
Pre-opening - - - -
Stock Compensation Expense - - - -
EBITDA 58.2 67.0 83.0 100.0
Depreciation and Amortization 22.8 24.5 31.2 34.1
EBIT 35.4 42.5 51.8 65.9
Interest 35.8 33.7 41.1 42.1
Pretax Income (0.4) 8.7 10.7 23.7
Taxes (b)
(0.1) 2.8 3.4 7.6
Net Income from Continuing Operations (0.3) $              5.9 $               7.3 $               16.1 $
(Income)/Loss from Discontinued Operations - - - -
Net Income (0.3) $              5.9 $               7.3 $               16.1 $
Growth:
Total Revenues (0.5%) 9.6% 17.9% 4.4%
EBITDA (4.5%) 15.1% 23.9% 20.5%
Net Income from Continuing Operations NM NM 22.4% 121.9%
Margins:
Unit-level Profit 23.1% 24.1% 25.1% 28.9%
EBITDA 22.0% 23.1% 24.3% 28.0%
Net Income from Continuing Operations (0.1%) 2.0% 2.1% 4.5%
Balance Sheet:
Cash
(c)
20.0 $              20.0 $              20.0 $              20.8 $
Total Debt 458.6 520.9 519.1 482.1

PROJECT LASSO
Current Valuation Multiples
(a) Stock price as of June 12, 2008. Basic shares from 10-Q for the period ended March 31, 2008.
(b) Total options outstanding per Lasso management as of June 2008.
(c) Financial statistics per 10-Q for the period ended March 31, 2008.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Consensus EPS estimates per Reuters.
(f) EPS estimates per Lasso management as of June 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
The public markets are
currently valuing Lasso as
follows from the publicly
available information:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price
(a)
$16.36
Shares Outstanding
(a)
16.1
CSEs from Options Outstanding
(b)
0.2
Fully Diluted Shares 16.4
Fully Diluted Market Cap $267.7
Total Debt (c) 884.6
Total Cash (c)(d) 34.6
Net Debt $850.0
Current Enterprise Value $1,117.7
Financial Statistics and Estimates Valuation Multiples
LTM Revenue
(c)
$1,183.1
LTM EBITDA
(c)
$178.0 Enterprise Value/LTM EBITDA 6.3x
2008E EPS (Consensus) (e) $1.24 2008E P/E (Consensus) (e) 13.2x
2008E EPS (Mgmt.) (f) 1.31 2008E P/E (Mgmt.) (f) 12.5x
2009E EPS (Consensus) (e) 1.25 2009E P/E (Consensus) (e) 13.1x
2009E EPS (Mgmt. without Refinancing) (f) 2.04 2009E P/E (Mgmt. without Refinancing) (f) 8.0x

PROJECT LASSO
Lasso Valuation and LTM EBITDA Adjustments
Where appropriate, Lasso’s
valuation and EBITDA have
been adjusted for non-
recurring or atypical
expenses per discussions
with Lasso management, as
follows:
Note: Adjustments per discussions with Lasso management as of June 2008.
(a) Includes estimated value of corporate real estate which do not currently have operations.
(b) Includes purchase option value of land underlying an automobile dealership, owned by Lasso, which adjoins their corporate headquarters.
(c) Includes estimates for numerous pending litigation settlements.
(d) The May 12, 2008 presentation to the Special Committee assumed EBITDA of $2.8 million from discontinued operations that was included in Lasso’s consolidated EBITDA.  Subsequent discussions with Lasso management indicated that EBITDA from discontinued operations had not been included in corporate EBITDA and thus no adjustment was required.
(e) Excludes $750,000 of pre-opening expense, which is the recurring pre-opening expense in the projection period.  The $2.9 million of non-recurring pre-opening expense had not been previously included as an adjustment in the May 12, 2008 presentation to the Special Committee.
(f) Excludes $1.0 million in non-recurring EBITDA from the additional day of operations in 2008, leap day.  The leap year adjustment increased from $0.8 million in the May 12, 2008 presentation to the
Special Committee to an updated estimate from management’s May 9, 2008 earnings conference call.
(g) Non-recurring litigation includes $4.5 million of non-recurring legal and litigation costs related to the stock-based compensation review as well as an additional $1.0 million of non-recurring litigation for excess legal costs incurred by the Company over the applicable periods.  The May 12, 2008 presentation to the Special Committee had reflected $7.5 million of non-recurring litigation adjustments.  This figure had included certain costs related to the 2007 debt negotiations, which management subsequently indicated were being amortized below the EBITDA line.
Valuation Adjustments (US$ in millions)
Item Adjustments
Possible Excess Value (Status Quo):
Value of Excess Corporate Real Estate
(a)
30.0 $
Value of Dealership Land
(b)
1.8
Estimated Aggregate Pending Litigation Settlements
(c)
(20.0)
Total Valuation Adjustments 11.8 $
EBITDA Adjustments (US$ in millions)
Item Adjustments
Estimated LTM EBITDA Adjustments (Status Quo):
Discontinued Operations
(d)
- $
Non-recurring Pre-opening
(e)
2.9
Leap Year Adjustments
(f)
(1.0)
Non-recurring Litigation
(g)
5.5
Total LTM EBITDA Adjustments 7.4 $

PROJECT LASSO
Valuation Adjustments for Potential Refinancing
In select analyses, where
appropriate, the impact of a
potential refinancing has
been considered
To evaluate the impact of a potential refinancing, we have assumed the following:
Refinancing occurs at year-end 2008
Refinance the $395.7 million, 9.5% interest rate Senior Notes
Assume $395.7 million of new debt at a 13.0% interest rate per discussions with
Lasso management and current market debt rates
Tax rate of 32.0%
Excludes impact of fees
Lasso Income Statement Impact at 13.0% Interest (US$ and shares in millions, except per share data)
Note: Assumptions per discussions with Lasso management as of June 2008.
Projected
2009
EBIT 124.1 $
Interest (13.0% Interest on New Senior Notes) 88.2
Pre-Tax Income 35.8
Taxes 11.5
Net Income from Continuing Operations 24.4 $
EPS (Refinanced) 1.49 $
EPS (Current Capital Structure) 2.04 $
% EPS Change (27.0%)
Average Shares Outstanding 16.4

PROJECT LASSO
Current Adjusted Valuation
(a) Stock price as of June 12, 2008. Basic shares from 10-Q for the period ended March 31, 2008.
(b) Total options outstanding per Lasso management as of June 2008.
(c) Financial statistics per 10-Q for the period ended March 31, 2008.
(d) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(e) Valuation adjustments per discussions with Lasso management as of June 2008.
(f) Includes LTM EBITDA adjustments per discussions with Lasso management as of June 2008.
(g) Consensus EPS estimates per Reuters.
(h) EPS estimates per Lasso management as of June 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(i) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Including pro forma
valuation adjustments and
LTM EBITDA adjustments,
as well as pro forma
refinancing assumptions for
the restaurant-level debt,
Lasso is currently valued as
follows:
Lasso’s Current Valuation (US$ and shares in millions, except per share data)
Current Valuation
Stock Price (a) $16.36
Shares Outstanding
(a)
16.1
CSEs from Options Outstanding (b) 0.2
Fully Diluted Shares 16.4
Fully Diluted Market Cap $267.7
Total Debt
(c)
$884.6
Total Cash
(c) (d)
34.6
Net Debt $850.0
Valuation Adjustments
(e)
(11.8)
Adjusted Enterprise Value $1,105.9
Adjusted Financial Statistics and Estimates Valuation Multiples
LTM Revenue (c) $1,183.1
LTM Adjusted EBITDA
(c) (f)
185.5 Enterprise Value/LTM EBITDA 6.0x
2008E EPS (Consensus) (g) $1.24 2008E P/E (Consensus) (g) 13.2x
2008E EPS (Mgmt.)
(h)
1.31 2008E P/E (Mgmt.)
(h)
12.5x
2009E EPS (Consensus)
(g)
1.25 2009E P/E (Consensus)
(g)
13.1x
2009E EPS (Mgmt. with Refinancing) (i) 1.49 2009E P/E (Mgmt. with Refinancing) (i) 11.0x
2009E EPS (Mgmt. without Refinancing)
(h)
2.04 2009E P/E (Mgmt. without Refinancing)
(h)
8.0x

B. Valuation Summary

PROJECT LASSO
Premiums paid for 2007 - 2008 YTD transactions with equity values between $250.0 million and
$1.0 billion
Considered “pre-affected” price as of January 28, 2008 and current price as of June 12, 2008
Compared to 1-day, 1-week, 1-month and 3-month spot prices
Compared to 1-week, 1-month and 3-month average prices
Based on EBITDA, P/E and
trading multiples for
comparable companies
Premiums Paid Analysis
Valuation Approach
Given Lasso’s disparate
operating divisions, Cowen
primarily relied upon the
following valuation
methodologies:
Sum-of-the-Parts Analysis
Comparable Companies Discounted Cash Flow Comparable Acquisitions
Analyzed the restaurant and gaming operations by division using the following methodologies:
Comparable Companies
Comparable Acquisitions
DCFs
Management four-year
unlevered free cash flow
projections
Appropriate discount rate
applied based on WACC
Appropriate terminal value
multiples
Evaluated comparable
acquisition transactions
based on public
information
Primarily focused on
EBITDA multiples

PROJECT LASSO
$6.00 $9.00 $12.00 $15.00 $18.00 $21.00 $24.00 $27.00 $30.00 $33.00 $36.00
Restaurant and Gaming Division
LTM EBITDA
2009E P/E (Mgmt. without Refinancing)
2009E P/E (Mgmt. with Refinancing)
2008E P/E (Mgmt.)
LTM EBITDA
Stock Price
Current Bid = $21.00
Valuation Summary
Valuation Summary
Sum-of-the-Parts Analysis:
Comparable Companies Analysis
Comparable Acquisitions Analysis
Discounted Cash Flow Analysis

PROJECT LASSO
Valuation Summary (Cont.)
(a) Assumes net debt of $838.2 million, which includes valuation adjustments per discussion with Lasso management and excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties; allocated based on previous schedules.
(b) Basic shares from 10-Q for the period ended March 31, 2008.  Options outstanding per Lasso management as of June 2008.
(c) Includes LTM EBITDA adjustments per discussion with Lasso management as of June 2008.
(d) EPS estimates per Lasso management as of June 2008. Assumes no refinancing of the 9.5% interest rate Senior Notes at the restaurant level until December 2014 maturity.
(e) Assumes pro forma interest from the refinancing of the $395.7 million, 9.5% interest rate restaurant debt on December 31, 2008 at 13.0% per discussions with Lasso management.
Valuation Summary (US$ in millions, except per share data)
Lasso Multiple Implied Implied Implied
Methodology Figure Range Enterprise Value Equity Value
(a)
Stock Price
(b)
Sum-of-the-Parts Valuation Analysis
Comparable Companies Analysis
LTM EBITDA
(c)
Restaurant Division $126.9 5.0x - 6.0x $634.4 - $761.2 $166.6 - $293.5 $10.21 - $17.72
Gaming Division 58.6 7.5x - 8.5x 439.4 - 498.0 58.9 - 117.5 3.61 - 7.09
Total $185.5 5.8x - 6.8x $1,073.8 - $1,259.2 $225.5 - $411.0 $13.82 - $24.82
2008E P/E (Mgmt.)
(d)
Restaurant Division $21.8 13.0x - 17.0x $750.8 - $837.9 $283.1 - $370.2 $17.29 - $22.43
Gaming Division (0.3) 13.0x - 17.0x 376.8 - 375.7 (3.7)- (4.9) (0.23) - (0.29)
Total $21.5 13.0x - 17.0x $1,127.6 - $1,213.6 $279.4 - $365.3 $17.06 - $22.13
2009E P/E (Mgmt. with Refinancing)
(e)
Restaurant Division
$19.8 11.0x - 15.0x $685.5 - $764.6 $217.7 - $296.9 $13.30 - $18.00
Gaming Division 4.6 11.0x - 13.0x 431.0 - 440.1 50.4 - 59.6 3.08 - 3.61
Total $24.4 11.0x - 14.6x $1,116.4 - $1,204.8 $268.1 - $356.5 $16.39 - $21.61
2009E P/E (Mgmt. without Refinancing)
(d)
Restaurant Division $27.4 11.0x - 15.0x $769.6 - $879.3 $301.8 - $411.6 $18.29 - $24.71
Gaming Division 5.9 11.0x - 13.0x 445.9 - 457.8 65.4 - 77.3 3.96 - 4.64
Total $33.4 11.0x - 14.6x $1,215.5 - $1,337.1 $367.2 - $488.9 $22.25 - $29.35
Comparable Acquisitions Analysis
LTM EBITDA
(c)
Restaurant Division $126.9 5.5x - 6.5x $697.8 - $824.7 $230.1 - $356.9 $14.04 - $21.46
Gaming Division 58.6 7.5x - 8.5x 439.4 - 498.0 58.9 - 117.5 3.59 - 7.06
Total $185.5 6.1x - 7.1x $1,137.2 - $1,322.7 $288.9 - $474.4 $17.64 - $28.52
Discounted Cash Flow Analysis
LTM EBITDA (c)
Restaurant Division (Exit Multiples of 5.3x - 6.3x, Midpoint of Discount Rate Range) $126.9 5.2x - 5.9x $661.0 - $748.2 $206.6 - $293.7 $12.67 - $17.92
Gaming Division (Exit Multiples of 7.5x - 8.5x, Midpoint of Discount Rate Range) 58.6 8.5x - 9.6x 498.8 - 565.0 83.1 - 149.3 5.15 - 9.22
Total $185.5 6.3x - 7.1x $1,159.8 - $1,313.2 $289.7 - $443.1 $17.82 - $27.14

PROJECT LASSO
Comparable Restaurant Analysis — Market Statistics
Market Analysis of Restaurant Companies (US$ in millions, except per share data)
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.
Price 52 Week FD Enterprise
Enterprise Value (a) / LTM PE Ratios (b)
5-Year
PE % of SGR (b)
Company Name 6/12/2008 Low High Mkt Cap Value
(a)
Rev EBITDA 2008E 2009E SGR
(b)
2008E 2009E
Benihana $7.88 $7.50 $25.11 $120.2 $155.4 0.5x 4.3x 10.2x 8.3x 17.0% 60.2% 48.8%
Brinker 19.73 14.65 31.55 1,997.7 2,820.7 0.7x 5.4x 11.7x 10.2x 15.0% 78.1% 67.9%
California Pizza Kitchen 13.24 9.32 23.00 335.4 393.0 0.6x 5.5x 21.0x 16.6x 12.0% 175.1% 137.9%
CEC Entertainment 31.80 19.81 39.47 791.5 1,098.4 1.4x 5.9x 13.4x 12.0x 12.0% 111.8% 99.8%
McCormick & Schmick's 9.00 9.00 30.98 133.4 153.4 0.4x 6.3x 13.8x 11.3x 15.0% 92.3% 75.0%
O'Charley's 10.89 9.88 22.89 238.8 376.6 0.4x 4.8x NM 22.7x 14.0% NM 162.1%
Ruby Tuesday 7.21 5.70 27.05 372.8 978.0 0.7x 5.7x 15.2x 13.2x 15.0% 101.2% 88.0%
Min 0.4x 4.3x 10.2x 8.3x 12.0% 60.2% 48.8%
Mean 0.7x 5.4x 14.2x 13.4x 14.3% 103.1% 97.1%
Median 0.6x 5.5x 13.6x 12.0x 15.0% 96.8% 88.0%
Max 1.4x 6.3x 21.0x 22.7x 17.0% 175.1% 162.1%

PROJECT LASSO
Price 52 Week FD Enterprise
Enterprise Value
(a)
/ LTM PE Ratios
(b)
5-Year
PE % of SGR
(b)
Company Name 6/12/2008 Low High Mkt Cap
Value
(a)
Rev EBITDA 2008E 2009E
SGR
(b)
2008E 2009E
Ameristar Casinos $18.13 $15.29 $38.00 $1,037.3 $2,578.2 2.2x 9.3x 14.3x 12.4x 10.0% 142.8% 124.2%
Boyd Gaming Corp. 15.72 14.75 54.22 1,379.9 3,584.2 1.8x 7.1x 11.9x 11.0x 17.0% 70.1% 64.7%
Isle of Capri Casinos 6.93 5.93 25.79 244.0 1,696.6 1.6x 9.5x NM 27.7x 13.0% NA 213.2%
Monarch Casino and Resort 12.52 12.30 31.41 221.8 206.0 1.3x 5.3x 16.5x 12.3x 15.0% 109.8% 81.8%
Pinnacle Entertainment 12.09 11.92 31.34 724.8 1,463.1 1.5x NM NM 28.1x 15.0% NM 187.4%
Riviera Holdings 14.50 13.98 39.12 182.6 383.1 1.9x 9.2x NA NA NA NA NA
Trump Entertainment Resorts 2.58 2.29 16.10 106.0 1,687.3 1.7x 12.8x NM NM 15.0% NA NA
Min 1.3x 5.3x 11.9x 11.0x 10.0% 70.1% 64.7%
Mean 1.7x 8.9x 14.2x 18.3x 14.2% 107.5% 134.3%
Median 1.7x 9.3x 14.3x 12.4x 15.0% 109.8% 124.2%
Max 2.2x 12.8x 16.5x 28.1x 17.0% 142.8% 213.2%
Market Analysis of Select Casino and Gaming Companies (US$ in millions, except per share data)
Comparable Casino and Gaming Analysis — Market Statistics
(a) Market Value plus net debt plus minority interest.
(b) EPS estimates and Secular Growth Rates (SGR) per Wall Street Research.

PROJECT LASSO
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
11.0x
12.0x
13.0x
6/08 10/06 2/05 6/03 10/01 2/00 6/98
Lasso Comparable Restaurants Comparable Casino and Gaming
(Multiple)
10-year Casino Average (8.3x)
10-year Restaurant Average (8.1x)
10-year Lasso Average (6.5x)
Historical EBITDA Multiples
Analysis of 10-Year Historical LTM EBITDA Trading Multiples
Lasso has traded at an
average of 6.5x EBITDA
over the past 10 years
Note: Factset as of June 12, 2008.
Comparable Restaurants include: Benihana, Brinker International, California Pizza Kitchen, CEC Entertainment, McCormick & Schmick’s, O’Charley’s and Ruby Tuesday.
Comparable Casino and Gaming includes: Ameristar Casinos, Boyd Gaming, Isle of Capri Casinos, Monarch Casino & Resort, Pinnacle Entertainment, Riviera Holdings and Trump Entertainment.

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
11/6/2007 2/20/2008 Cameron Mitchell Restaurants Ruth's Chris Steak House 92.0 $       0.9x 7.0x
8/23/2007 8/23/2007 Yard House TSG Consumer Partners 190.0        1.7x 9.5x
8/16/2007 10/1/2007 RARE Hospitality Darden Restaurants 1,368.3     1.3x 11.4x
7/16/2007 11/29/2007 Applebee's IHOP 2,071.0     1.5x 9.2x
7/5/2007 10/22/2007 Champps Entertainment F&H Acquisition Corp. (Fox & Hound) 70.9          0.3x 5.8x
6/18/2007 9/4/2007 Friendly Ice Cream Corp. Freeze Operations (Sun Capital) 337.2        0.6x 8.1x
11/6/2006 6/14/2007 OSI Restaurant Partners (Outback) Bain Capital, Catterton, Company Founders 3,432.2     0.9x 9.3x
5/7/2007 8/20/2007 Smith & Wollensky Patina Restaurant Group 97.4          0.8x 13.2x
12/7/2006 3/5/2007 Hard Rock Café (sub of Rank Group PLC) Seminole Tribe of Florida 965.0        1.9x 9.9x
10/30/2006 12/6/2006 Logan's Roadhouse Bruckman, Rosser, Sherrill & Co. 486.0        1.2x 10.4x
10/10/2006 10/16/2006 Joe's Crab Shack J.H. Whitney Capital Partners 192.0        0.6x 6.4x
8/18/2006 1/12/2007 Lone Star Steakhouse Lone Star Funds 556.3        0.8x 12.3x
8/8/2006 8/10/2006 Real Mex Restaurants Sun Capital 350.0        0.6x 6.2x
5/22/2006 6/29/2006 Main Street Restaurant Group The Briad Group 150.3        0.6x 8.2x
12/9/2005 3/8/2006 Dave & Buster's (DAB) Wellspring Capital Management 383.0        0.8x 6.1x
10/4/2005 2/27/2006 Fox & Hound Restaurant Group (FOXX) Newcastle Partners and Steel Partners 179.6        1.1x 8.2x
4/29/2005 9/22/2005 Worldwide Restaurant Concepts (SZ) Pacific Equity Partners 220.2        0.6x 8.8x
1/20/2005 3/7/2005 Charlie Brown's Trimaran Partners 140.0        0.9x 7.0x
1/11/2005 2/23/2005 Uno Restaurant Holdings Centre Partners 191.6        0.6x 5.6x
6/16/2004 4/13/2005 Quality Dining Inc. (QDIN) Investor Group 129.6        0.6x 5.4x
9/30/2003 3/10/2004 Garden Fresh (LTUS) Centre Partners / Fairmont Capital 135.8        0.6x 5.4x
5/8/2003 6/30/2003 Vicorp Restaurants Wind Point Partners 225.5        NA 4.9x
10/29/2002 1/28/2003 Ninety Nine Restaurants & Pub O'Charley's (CHUX) 160.0        0.8x 6.2x
9/11/2002 10/4/2002 Saltgrass Steak House Landry's Restaurants (LNY) 75.0          0.8x 5.8x
6/9/2001 8/22/2001 McCormick & Schmick's (Division of AVDO) BRS & Castle Harlan 123.5        0.8x 6.8x
2/15/2001 5/14/2001 Vicorp Restaurants (VRES) Goldner Hawn Johnson & Morrison / BancBoston / Fairmont 171.4        0.5x 4.1x
11/16/2000 7/17/2001 Il Fornaio (ILFO) Bruckmann, Rosser, Sherrill & Co 74.5          0.6x 6.0x
10/25/2000 7/31/2001 Uno Restaurant Corp. (UNO) Aaron Spencer (Chairman) and Other Management 166.7        0.7x 5.4x
9/26/2000 12/1/2000 Rainforest Café (RAIN) Landry's Restaurants (LNY) 59.1          0.2x 2.6x
6/5/2000 10/2/2000 Buffets (BOCB) Caxton-Iseman 566.1        0.6x 4.9x
Mean (All)
0.8x 7.3x
Median (All)
0.8x 6.6x
Mean (2005 - Current)
0.9x 8.6x
Median (2005 - Current)
0.8x 8.2x
Mean (2000 - 2004)
0.6x 5.2x
Median (2000 - 2004)
0.6x 5.4x
Comparable Restaurant M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Restaurant M&A Transactions (US$ in millions)

PROJECT LASSO
Enterprise Value/
Date Date Ent. LTM LTM
Announced Closed Target Acquirer Val.
(a)
Revenue EBITDA
5/29/2008 TBD Trump Marina Hotel Casino Coastal Marina 316.0 $      1.4x 12.0x
6/15/2007 TBD Penn National Gaming Fortress Investment Group and Centerbridge Partners 8,717.1      3.8x 14.3x
4/23/2007 2/20/2008 Icahn Enterprises (American Casino, Stratosphere) Whitehall Street Fund (Goldman) 1,200.0      3.1x 13.9x
4/3/2007 11/6/2007 Gateway Casinos Income Fund New World Gaming Partners 854.4         NM 18.8x
12/4/2006 11/7/2007 Station Casinos Fertitta Colony Partners 8,675.9      NM 19.3x
12/19/2006 1/28/2008 Harrah's Entertainment Apollo Management and TPG 27,753.3    2.9x 11.9x
9/11/2006 9/11/2006 Stanley Leisure Genting International 1,265.9      3.0x 16.4x
8/31/2006 11/2/2006 London Clubs International Dagger Holdings (Harrah's) 592.0         2.5x 19.1x
5/17/2006 1/3/2007 Sands Regent Herbst Gaming 138.1         1.6x 9.2x
4/13/2006 1/3/2007 Aztar Corp (Tropicana Casino) Wimar Tahoe Corp. (Blackstone) 2,735.4      3.0x 12.8x
4/10/2006 2/1/2007 Stockman's Casino Full House Resorts 25.5           2.3x 10.0x
2/14/2006 7/31/2006 Isle of Capri Casinos (Two Casinos) Legends Gaming 240.0         1.5x 6.8x
6/20/2005 10/25/2005 Argosy Casino (Baton Rouge) Columbia Sussex Corp. 150.0         1.7x 7.4x
2/4/2005 9/27/2005 Golden Nugget Casino Landry's Restaurants 316.1         1.6x 13.4x
11/3/2004 10/3/2005 Argosy Gaming Penn National Gaming 2,149.8      2.1x 8.1x
7/15/2004 6/13/2005 Caesars Entertainment Harrah's Entertainment 9,356.5      2.0x 8.6x
6/4/2004 4/26/2005 Mandalay Resort Group MGM Mirage 7,659.0      2.9x 10.3x
2/6/2004 7/1/2004 Coast Casinos Boyd Gaming 1,282.2      2.2x 8.9x
9/10/2003 7/1/2004 Horseshoe Gaming Holding Corp. Harrah's Entertainment 1,450.0      1.8x 8.3x
8/7/2002 3/3/2003 Hollywood Casino Corp. Penn National Gaming 782.1         1.7x 8.5x
9/19/2000 12/19/2002 Stratosphere Corp. Icahn Associates Corp. 77.4           0.6x 6.4x
4/24/2001 8/1/2001 Harveys Casino Resorts Harrah's Entertainment 625.4         1.4x 6.0x
3/6/2000 5/31/2000 Mirage Resorts MGM Grand 6,559.7      2.8x 14.3x
Mean 2.2x 11.5x
Median 2.1x 10.3x
Mean (Sub-$1.0 Billion Enterprise Value) 1.6x 10.7x
Median (Sub-$1.0 Billion Enterprise Value) 1.6x 9.2x
Mean (2005 - Current) 2.4x 13.2x
Median (2005 - Current) 2.4x 13.1x
Mean (2000 - 2004) 2.0x 8.8x
Median (2000 - 2004) 2.0x 8.5x
Comparable Casino and Gaming M&A Transactions
(a) Represents total consideration including the assumption of liabilities and residual cash (enterprise value) when available.
Comparable Casino and Gaming M&A Transactions (US$ in millions)

PROJECT LASSO
Discounted Cash Flow Overview — Restaurant Division
There are two key components to the restaurant division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable restaurant companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s restaurant division cost of capital as approximately 13.5%
Pre-tax cost of debt of 12.0%
(a)
Risk-free rate of 4.2%
(b)
Re-levered comparable company beta of 1.88
Equity risk premium of 7.1%
(c)
Size premium of 4.4%
(c)
We presented the DCF with discount rates ranging from 12.5% - 14.5%
We presented the DCF with exit multiples of 5.25x - 6.25x EBITDA
A discounted cash flow
(DCF) model for the
restaurant division was
utilized to calculate its
intrinsic value to Lasso
(a) Represents a blended interest rate between Lasso’s restaurant credit facility and the estimated refinancing of the Senior Notes at 13.0%.
(b) U.S. 10-year Treasury Yield as of June 12, 2008.
(c) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Restaurant Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Restaurant Division
Note: Valuation as of June 30, 2008.
(a) EBITDA includes both recurring and non-recurring pre-opening as an expense.
(b) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(c) EBIAT reflects earnings before interest and after taxes.
(d) Valuation adjustments per discussions with Lasso management as of June 2008.
(e) Per discussions with Lasso management.  Reflects projected restaurant-level cash and debt as of June 30, 2008.
(f) LTM EBITDA as of March 31, 2008.  Adjustments per discussions with Lasso management as of June 2008.
Projected
Fiscal Year Ending December, 2H 2008 2009 2010 2011
Revenue 472.5 $     983.5 $     988.0 $     997.0 $
EBITDA (a) 60.9 133.8 134.4 135.8
EBIT 34.9 81.6 81.8 82.6
Less: Taxes
(b)
11.2 26.1 26.2 26.4
EBIAT (c) 23.7 55.5 55.6 56.2
Plus: Depreciation and Amortization 26.0 52.1 52.7 53.2
Plus: Stock Compensation Expense 1.9 3.6 3.6 3.6
Less: Capital Expenditures (18.2) (22.0) (22.0) (22.0)
Decrease/(Increase) in Working Capital (18.0) 3.8 0.9 1.2
Unlevered Free Cash Flow 15.5 $      92.9 $      90.7 $      92.1 $
Discount Rate 12.5% 13.5% 14.5%
Terminal EBITDA Multiple 5.3x 5.8x 6.3x 5.3x 5.8x 6.3x 5.3x 5.8x 6.3x
2011E EBITDA $135.8 $135.8 $135.8 $135.8 $135.8 $135.8 $135.8 $135.8 $135.8
Terminal Value 712.9 780.7 848.6 712.9 780.7 848.6 712.9 780.7 848.6
PV of Terminal Value 472.0 517.0 561.9 457.6 501.2 544.8 443.8 486.1 528.3
PV of Near-term Free Cash Flows 208.5 208.5 208.5 203.4 203.4 203.4 198.5 198.5 198.5
Implied Enterprise Value $680.5 $725.4 $770.4 $661.0 $704.6 $748.2 $642.3 $684.5 $726.8
Plus: Valuation Adjustments (d) 11.8 11.8 11.8 11.8 11.8 11.8 11.8 11.8 11.8
Plus: Cash & Equivalents
(e)
3.0 3.0 3.0 3.0 3.0 3.0 3.0 3.0 3.0
Less: Total Debt (e) 469.2 469.2 469.2 469.2 469.2 469.2 469.2 469.2 469.2
Implied Equity Value $226.1 $271.0 $316.0 $206.6 $250.2 $293.7 $187.8 $230.1 $272.4
Implied Equity Value per Share $13.85 $16.56 $19.23 $12.67 $15.30 $17.92 $11.54 $14.09 $16.64
Implied Enterprise Value as a 5.4x 5.7x 6.1x 5.2x 5.6x 5.9x 5.1x 5.4x 5.7x
Multiple of LTM Adjusted EBITDA
(f)

PROJECT LASSO
Discounted Cash Flow Overview — Gaming Division
There are two key components to the gaming division DCF
The present value of the stream of unlevered cash flows in the projected period
The terminal value based on EBITDA in the out-year of the projected period
Projections used for the DCF model were those provided by Lasso management
Using the CAPM formula and a set of comparable casino and gaming companies/Lasso’s projected beta according to Barra’s Betas, we calculated Lasso’s gaming division cost of capital as approximately 12.5%
Pre-tax cost of debt of 9.0%
Risk-free rate of 4.2%
(a)
Re-levered comparable company beta of 1.96
Equity risk premium of 7.1%
(b)
Size premium of 9.7%
(b)
We presented the DCF with discount rates ranging from 11.5% - 13.5%
We presented the DCF with exit multiples of 7.5x – 8.5x EBITDA
A discounted cash flow
(DCF) model for the gaming
division was utilized to
calculate its intrinsic value
to Lasso
(a) U.S. 10-year Treasury Yield as of June 12, 2008.
(b) Per Ibbotson Associates data.

PROJECT LASSO
Discounted Cash Flow Analysis — Gaming Division (US$ in millions, except per share data)
Discounted Cash Flow Analysis — Gaming Division
Note: Valuation as of June 30, 2008.
(a) Reflects taxes for a non-levered firm with a tax rate of 32.0% per Lasso projection model.
(b) EBIAT reflects earnings before interest and after taxes.
(c) Excludes $11.0 million in mandatory cash that is physically held on premises of the Golden Nugget properties per discussions with Lasso management.
(d) Per discussions with Lasso management as of June 2008.  Reflects gaming-level cash and debt as of June 30, 2008.
(e) LTM EBITDA as of March 31, 2008 adjustments per discussions with Lasso management as of June 2008.
Projected
Fiscal Year Ending December, 2H 2008 2009 2010 2011
Revenue 128.7 $     290.0 $     342.0 $     357.0 $
EBITDA 24.9 67.0 83.0 100.0
EBIT 13.2 42.5 51.8 65.9
Less: Taxes (a) 4.2 13.6 16.6 21.1
EBIAT
(b)
9.0 28.9 35.3 44.8
Plus: Depreciation and Amortization 11.7 24.5 31.2 34.1
Plus: Stock Compensation Expense - - - -
Less: Capital Expenditures (48.4) (99.4) (44.7) (12.0)
Decrease/(Increase) in Working Capital 4.9 2.8 4.2 (5.5)
Unlevered Free Cash Flow (22.8) $    (43.2) $    25.9 $      61.4 $
Discount Rate 11.5% 12.5% 13.5%
Terminal EBITDA Multiple 7.5x 8.0x 8.5x 7.5x 8.0x 8.5x 7.5x 8.0x 8.5x
2011E EBITDA $100.0 $100.0 $100.0 $100.0 $100.0 $100.0 $100.0 $100.0 $100.0
Terminal Value 750.0 800.0 850.0 750.0 800.0 850.0 750.0 800.0 850.0
PV of Terminal Value 512.4 546.5 580.7 496.6 529.7 562.8 481.5 513.6 545.7
PV of Near-term Free Cash Flows 3.2 3.2 3.2 2.1 2.1 2.1 1.1 1.1 1.1
Implied Enterprise Value $515.6 $549.8 $583.9 $498.8 $531.9 $565.0 $482.6 $514.7 $546.8
Plus: Cash & Equivalents (c) (d) 9.0 9.0 9.0 9.0 9.0 9.0 9.0 9.0 9.0
Less: Total Debt (d) 424.7 424.7 424.7 424.7 424.7 424.7 424.7 424.7 424.7
Implied Equity Value $100.0 $134.1 $168.3 $83.1 $116.2 $149.3 $66.9 $99.0 $131.1
Implied Equity Value per Share $6.19 $8.30 $10.36 $5.15 $7.20 $9.22 $4.15 $6.13 $8.11
Implied Enterprise Value as a 8.8x 9.4x 10.0x 8.5x 9.1x 9.6x 8.2x 8.8x 9.3x
Multiple of LTM EBITDA
(e)

PROJECT LASSO
Selected Premiums Analysis
Note: Per SDC and Factset as of June 12, 2008.  Includes all completed M&A transactions of public companies with equity values between $250.0 million and $1.0 billion.
(a) Includes all transactions in which the management of the target company is taking an equity interest in the target company as part of the acquisition, as defined by SDC.
(b) Reflects pre-affected price prior to initial offer.
Selected Premiums Analysis — Completed M&A Transactions
Spot Prices
Premiums Prior to Closing Price (Quartile)
1-Day 1-Week 1-Month 3-Months
First Third First Third First Third First Third
All Transactions from 2007 - 2008 YTD with $250.0 mm - $1.0 bn Equity Values 11.1% 35.9% 14.0% 39.7% 15.2% 41.1% 13.2% 42.7%
Transactions from 2007 - 2008 YTD with $250.0 mm - $1.0 bn Equity Values (Cash) 11.6% 39.2% 13.2% 44.3% 15.7% 41.1% 14.5% 45.2%
Transactions from 998 – 2008 YTD with $250.0 mm - $1.0 bn Equity Values (Going Private) (a) 9.9% 31.5% 11.6% 32.7% 14.4% 33.3% 13.7% 46.9%
Implied Premium to $21.00 Current Bid at Spot Prices Prior to June 12, 2008:
1-Day ($16.00) 31.3% - - -
1-Week ($16.78) - 25.1% - -
1-Month ($15.52) - - 35.3% -
3-Months ($17.98) - - - 16.8%
Implied Premium to $21.00 Current Bid at Spot Prices Prior to January 28, 2008 (b)
1-Day ($16.67) 26.0% - - -
1-Week ($14.79) - 42.0% - -
1-Month ($19.87) - - 5.7% -
3-Months ($27.75) - - - (24.3%)
Average Prices
Premiums Prior to Average Price (Quartile)
1-Week 1-Month 3-Months
First Third First Third First Third
All Transactions from 2007 - 2008 YTD with $250.0 mm - $1.0 bn Equity Values 11.2% 32.7% 13.7% 34.6% 15.6% 34.5%
Transactions from 2007 - 2008 YTD with $250.0 mm - $1.0 bn Equity Values (Cash) 10.4% 34.1% 13.6% 36.5% 15.7% 36.3%
Transactions from 1998 – 2008 YTD with $250.0 mm - $1.0 bn Equity Values (Going Private) (a)
10.7% 33.5% 16.9% 31.0% 16.3% 33.3%
Implied Premium to $21.00 Current Bid at Average Prices Prior to June 12, 2008:
1-Week ($16.54) 27.0% - -
1-Month ($16.11) - 30.3% -
3-Months ($16.39) - - 28.1%
Implied Premium to $21.00 Current Bid at Average Prices Prior to January 28, 2008
(b)
1-Week ($15.94) 31.8% - -
1-Month ($16.67) - 26.0% -
3-Months ($21.39) - - (1.8%)

IV. Appendix

A. Weighted Average Cost of Capital

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Restaurant Division
(a) U.S. 10-Year Treasury Yield as of June 12, 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of May 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of June 12, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
).  K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
4.2% Net Debt to Total Cap. (W
d
) 29.41% 60.00%
Equity Risk Premium
(b)
7.1% Equity to Total Cap. (W
e
) 70.59% 40.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 12.0%
Lasso Marginal Corp. Tax Rate 32.0%
Size Premium (b)
4.4%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Restaurants:
Benihana 1.08 $35.2 $35.2 $120.2 29.2% 0.92 22.6%
Brinker 1.28 823.0 823.0 1,997.7 41.2% 1.03 29.2%
California Pizza Kitchen 1.03 57.6 57.6 335.4 17.2% 0.94 14.6%
CEC Entertainment 1.16 306.9 306.9 791.5 38.8% 0.94 27.9%
McCormick & Schmick's 1.33 20.0 20.0 133.4 15.0% 1.22 13.0%
O'Charley's 0.99 137.8 137.8 238.8 57.7% 0.73 36.6%
Ruby Tuesday 1.49 605.2 605.2 372.8 162.3% 0.75 61.9%
Mean 1.19 51.6% 0.93 29.4%
Relevered Beta 1.88
Cost of Equity Capital (K
e
) (g) 21.94%
After Tax Cost of Debt (K
d
) 8.16%
WACC (K)
(h) 13.67%

PROJECT LASSO
Weighted Average Cost of Capital Analysis — Gaming Division
(a) U.S. 10-Year Treasury Yield as of June 12, 2008.
(b) From Ibbotson Associates 2007 Risk Premia Over Time Report.
(c) Predicted Betas from Barra's Betas as of May 2008.
(d) Book value of debt used to approximate market value; assumed to be zero for calculation purposes if company is in a net cash position.
(e) Equity market value as of June 12, 2008.
(f) Unlevered Beta = (Levered beta / (1+(1- tax rate) x (Net Debt to Equity Ratio))).
(g) K
e
= r
f
+ ß * (r
m
- r
f
) + SP.
(h) K = (W
e
* K
e
) + (W
d
* K
d
).  K
d
equals after tax cost of debt.
Key Assumptions
Lasso
Risk Free Rate
(a)
4.2% Net Debt to Total Cap. (W
d
) 57.60% 70.00%
Equity Risk Premium
(b)
7.1% Equity to Total Cap. (W
e
) 42.40% 30.00%
Marginal Corp. Tax Rate 40.0% Pre-Tax Cost of Debt 9.0%
Lasso Marginal Corp. Tax Rate 32.0%
Size Premium (b)
9.7%
Target Beta Calculations (US$ in millions)
Levered Net Net Debt for Equity Net Debt Unlevered Net Debt to
Comparable Company Equity Beta
(c)
Debt
(d)
Beta Calc Value
(e)
to Equity Beta
(f)
Total Cap.
Casino and Gaming:
Ameristar Casinos 1.37 $1,540.9 $1,540.9 $1,037.3 148.5% 0.73 59.8%
Boyd Gaming Corp. 1.74 2,204.2 2,204.2 1,379.9 159.7% 0.89 61.5%
Isle of Capri Casinos 1.49 1,452.5 1,452.5 244.0 595.3% 0.33 85.6%
Monarch Casino and Resort 1.16 (15.7) 0.0 221.8 0.0% 1.16 0.0%
Riviera Holdings 1.37 738.2 738.2 724.8 101.8% 0.85 50.5%
Pinnacle Entertainment 1.95 200.5 200.5 182.6 109.8% 1.17 52.3%
Trump Entertainment Resorts 1.78 1,522.1 1,522.1 106.0 1435.7% 0.19 93.5%
Mean 1.55 364.4% 0.76 57.6%
Relevered Beta 1.96
Cost of Equity Capital (K
e
) (g) 27.81%
After Tax Cost of Debt (K
d
) 6.12%
WACC (K)
(h) 12.63%